Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

FIRST QUARTER 2016

Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii, with a total portfolio that includes 17.2 million square feet of Class A office properties and 3,336 apartment units.

•
Office Fundamentals: In our core Los Angeles office submarkets (which includes West L.A. and Sherman Oaks/Encino), average rents continue to rise by more than 10% per year. As a result, straight-line rents in office leases that we signed during the first quarter were up 22.7% from the prior leases covering the same space, while the starting cash rents were 7.0% higher than the expiring cash rent. We leased 670,877 square feet during the first quarter. The leased and occupancy rates for our total office portfolio (including our recently acquired Westwood portfolio) declined to 92.1% and 90.4%, respectively.

•	Multifamily Fundamentals: Our multifamily portfolio was fully leased, with average asking rents 3.4% higher than in the first quarter of 2015.

•
Financial Results: Compared to the prior year quarter, (i) our Funds From Operations (FFO) increased by 0.1% (9.7% excluding a $6.6 million one-time non-cash item in 2015) to $76.1 million; (ii) our Adjusted Funds From Operations (AFFO) increased by 17.0% to $62.5 million; (iii) our GAAP net income attributable to common stockholders decreased by 17.8% to $15.4 million; and (iv) our same property cash NOI increased by 4.3% to $97.4 million.

•
Acquisition: On February 29, 2016, we paid $1.34 billion, or $777 per square foot, for a 1.7 million square foot office portfolio consisting of four Class "A" office buildings located in the Westwood submarket of West Los Angeles. We will manage these assets through a joint venture in which we will hold 30% of the equity capital. We also provided additional bridge equity of $240 million, which will be repaid (with interest at 2%) in the second quarter. The results from the Westwood portfolio are consolidated in our financial statements. Our first quarter only includes one month of the results from this portfolio.

Debt: Our pro forma net debt to enterprise value (adjusted to reflect our share of consolidated and unconsolidated debt after repayment of the Westwood bridge equity) was 43% at March 31, 2016. During the first quarter,

◦
One of our unconsolidated funds closed a seven-year, non-recourse $110 million interest-only term loan, with interest effectively fixed at 2.30% per annum for five years.  After paying off the existing $51 million loan, the fund realized net proceeds of approximately $57 million.

◦
As mentioned above, in connection with the acquisition of the Westwood portfolio our consolidated joint venture closed a seven year, non-recourse $580 million interest-only loan, with interest effectively fixed at 2.37% per annum for five years.

•
Dividends: On April 15, 2016, we paid a quarterly cash dividend of $0.22 per common share, or $0.88 per common share on an annualized basis, to our shareholders of record on March 31, 2016. Our strong 61.5% AFFO payout ratio leaves us with ample liquidity as well as room for additional dividend growth.

•
Guidance: Reflecting higher than expected NOI from our same properties and the acquisition of the new Westwood portfolio, we are increasing our 2016 full year guidance to $1.74 to $1.80 per diluted share for FFO and $1.38 to $1.44 per diluted share for AFFO. See page 23.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

1                     Go to Table of Contents

Forward Looking Statements
This First Quarter 2016 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of March 31, 2016

Office Portfolio

	Consolidated(1)	Total Portfolio(2)
Properties	58	66
Rentable square feet (in thousands)	15,419	17,243
Leased rate	92.1%	92.1%
Occupancy rate	90.4%	90.4%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,336
Leased rate		99.3%

Market Capitalization (in thousands, except price per share)

Closing price per share of common stock (NYSE:DEI)	$30.11
Shares of common stock outstanding	147,384
Fully diluted shares outstanding	178,846
Equity capitalization(3)	$5,385,046
Pro forma net debt(4)	$4,052,812
Pro forma total enterprise value	$9,437,858
Pro forma net debt/total enterprise value	43%

_______________________________________________

(1)	Our consolidated portfolio includes four office properties that we acquired on February 29, 2016 through the Westwood Joint Venture.

(2)
Our total portfolio includes eight office properties in two unconsolidated institutional real estate funds which we manage and of which we own a weighted average of approximately 60% at March 31, 2016 based on square footage.

(3)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our common stock on March 31, 2016.

(4)
Pro forma net debt includes our pro forma share of the debt of our consolidated joint ventures and our unconsolidated real estate funds, in each case before deducting non-cash deferred loan fees and net of pro forma cash and cash equivalents.  See page 12 of this report for additional information regarding our debt balances and pro forma share of that debt.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

3                     Go to Table of Contents

Company Overview

Property Map
as of March 31, 2016

4                     Go to Table of Contents

Company Overview

Board of Directors and Executive Officers
as of March 31, 2016

OUR BOARD OF DIRECTORS
___________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer – Geisinger Health System
Virginia A. McFerran	Founder and owner of M Consulting; former Chief Information Officer of the UCLA Health system
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
____________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

5                     Go to Table of Contents

Financial Results

Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2016	December 31, 2015
Assets
Investment in real estate:
Land	$993,043	$897,916
Buildings and improvements	6,884,342	5,644,546
Tenant improvements and lease intangibles	756,695	696,647
Property under development	28,316	26,900
Investment in real estate, gross	8,662,396	7,266,009
Less: accumulated depreciation and amortization	(1,738,848)	(1,687,998)
Investment in real estate, net	6,923,548	5,578,011
Real estate held for sale, net	42,551	42,943
Cash and cash equivalents	72,191	101,798
Tenant receivables, net	3,668	1,907
Deferred rent receivables, net	82,756	79,837
Acquired lease intangible assets, net	4,661	4,484
Interest rate contract assets	1,493	4,830
Investment in unconsolidated real estate funds	148,602	164,631
Other assets	11,954	87,720
Total assets	$7,291,424	$6,066,161

Liabilities
Secured notes payable and revolving credit facility, net(1)	$4,469,957	$3,611,276
Interest payable, accounts payable and deferred revenue	75,587	57,417
Security deposits	43,014	38,683
Acquired lease intangible liabilities, net	76,752	28,605
Interest rate contract liabilities	33,075	16,310
Dividends payable	32,424	32,322
Total liabilities	4,730,809	3,784,613

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,474	1,469
Additional paid-in capital	2,712,150	2,706,753
Accumulated other comprehensive loss	(27,313)	(9,285)
Accumulated deficit	(789,784)	(772,726)
Total Douglas Emmett, Inc. stockholders' equity	1,896,527	1,926,211
Noncontrolling interests	664,088	355,337
Total equity	2,560,615	2,281,548
Total liabilities and equity	$7,291,424	$6,066,161
____________________________________________________

(1)	See page 12 of this report for additional information regarding our debt balances.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

6                     Go to Table of Contents

Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015

Revenues:
Office rental:
Rental revenues	$111,006	$100,651
Tenant recoveries	10,211	10,150
Parking and other income	23,162	20,655
Total office revenues	144,379	131,456

Multifamily rental:
Rental revenues	22,427	21,644
Parking and other income	1,766	1,709
Total multifamily revenues	24,193	23,353

Total revenues	168,572	154,809

Operating Expenses:
Office expenses	47,883	44,199
Multifamily expenses	6,031	5,820
General and administrative	8,071	7,361
Depreciation and amortization	55,552	49,834
Total operating expenses	117,537	107,214

Operating income	51,035	47,595

Other income	2,089	8,559
Other expenses	(1,551)	(1,572)
Income, including depreciation, from unconsolidated funds	1,586	1,443
Interest expense	(35,660)	(33,639)
Acquisition-related expenses	(1,453)	(290)
Net income	16,046	22,096
Less: Net income attributable to noncontrolling interests	(680)	(3,397)
Net income attributable to common stockholders	$15,366	$18,699

Net income per common share - basic	$0.104	$0.128
Net income per common share - diluted	$0.101	$0.124

Weighted average shares of common stock outstanding - basic	147,236	145,327
Weighted average shares of common stock outstanding - diluted	151,451	149,802

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

7                     Go to Table of Contents

Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Funds From Operations (FFO)
Net income attributable to common stockholders	$15,366	$18,699
Depreciation and amortization of real estate assets	55,552	49,834
Net income attributable to noncontrolling interests	680	3,397
Adjustments attributable to consolidated joint ventures and unconsolidated funds(2)	4,518	4,081
FFO	$76,116	$76,011

Adjusted Funds From Operations (AFFO)
FFO	$76,116	$76,011
Straight-line rent	(2,919)	(2,225)
Net accretion of acquired above and below market leases(3)	(3,304)	(9,799)
Loan costs	1,338	1,773
Recurring capital expenditures, tenant improvements and leasing commissions	(12,296)	(15,293)
Non-cash compensation expense	4,097	3,638
Adjustments attributable to consolidated joint ventures and unconsolidated funds(2)	(513)	(653)
AFFO	$62,519	$53,452

Weighted average share equivalents outstanding- fully diluted	178,347	177,520
FFO per share- fully diluted	$0.43	$0.43
AFFO per share- fully diluted	$0.35	$0.30
Dividends declared per share	$0.22	$0.21
AFFO payout ratio(4)	61.5%	68.2%
____________________________________________________

(1)
Reflects the FFO and AFFO attributable to the common stockholders and noncontrolling interests in our Operating Partnership, after (i) adding our share of the FFO & AFFO from our unconsolidated Funds and (ii) subtracting the FFO and AFFO attributable to the noncontrolling interests in our consolidated joint ventures.

(2)
Adjusts for (i) the portion of each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures and (ii) the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

(3)	Other Income included accretion of an above-market ground lease related to the acquisition of the land under one of our office buildings of $6.6 million during the first quarter of 2015.

(4)	Based on dividends paid within the respective quarter (i.e. declared in the previous quarter).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

8                     Go to Table of Contents

Financial Results

Consolidated Same Property Statistics & Net Operating Income
(Unaudited; in thousands, except statistics)

	As of March 31,
	2016	2015
Office Statistics
Number of properties	50	50
Rentable square feet (in thousands)	12,557	12,549
Ending % leased	92.8%	92.7%
Ending % occupied	91.1%	91.1%
Quarterly average % occupied	91.2%	90.8%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.1%	99.5%

	Three Months Ended March 31,		% Favorable
	2016	2015	(Unfavorable)
GAAP Basis Net Operating Income (NOI)
Office revenues	$127,736	$125,204	2.0%
Office expenses	(41,706)	(41,208)	(1.2)%
Office NOI	86,030	83,996	2.4%

Multifamily revenues	20,553	19,685	4.4%
Multifamily expenses	(5,088)	(4,814)	(5.7)%
Multifamily NOI	15,465	14,871	4.0%

	$101,495	$98,867	2.7%

Cash Basis Net Operating Income (NOI)
Office revenues	$124,456	$120,624	3.2%
Office expenses	(41,719)	(41,221)	(1.2)%
Office NOI	82,737	79,403	4.2%

Multifamily revenues	19,717	18,779	5.0%
Multifamily expenses	(5,088)	(4,814)	(5.7)%
Multifamily NOI	14,629	13,965	4.8%

	$97,366	$93,368	4.3%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

9                     Go to Table of Contents

Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(Unaudited and in thousands)

	Three Months Ended March 31,
	2016	2015

Same property office revenues - cash basis	$124,456	$120,624
GAAP adjustments per definition of NOI - cash basis	3,280	4,580
Same property office revenues - GAAP basis	127,736	125,204

Same property office expenses - cash basis	(41,719)	(41,221)
GAAP adjustments per definition of NOI - cash basis	13	13
Same property office expenses - GAAP basis	(41,706)	(41,208)

Office NOI - GAAP basis	86,030	83,996

Same property multifamily revenues - cash basis	19,717	18,779
GAAP adjustments per definition of NOI - cash basis	836	906
Same property multifamily revenues - GAAP basis	20,553	19,685

Same property multifamily expenses - cash basis	(5,088)	(4,814)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,088)	(4,814)

Multifamily NOI - GAAP basis	15,465	14,871

Same property NOI - GAAP basis	101,495	98,867
Non-comparable office revenues	16,643	6,252
Non-comparable office expenses	(6,177)	(2,991)
Non-comparable multifamily revenues	3,640	3,668
Non-comparable multifamily expenses	(943)	(1,006)
NOI - GAAP basis	114,658	104,790
General and administrative	(8,071)	(7,361)
Depreciation and amortization	(55,552)	(49,834)
Operating income	51,035	47,595
Other income	2,089	8,559
Other expenses	(1,551)	(1,572)
Income, including depreciation, from unconsolidated real estate funds	1,586	1,443
Interest expense	(35,660)	(33,639)
Acquisition-related expenses	(1,453)	(290)
Net income	16,046	22,096
Less: Net income attributable to noncontrolling interests	(680)	(3,397)
Net income attributable to common stockholders	$15,366	$18,699

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

10                     Go to Table of Contents

Financial Results

Our Pro Forma Share of Cash NOI
(Unaudited, in thousands)

The following table presents our pro forma Cash NOI for the quarter ended March 31, 2016, consolidating our wholly owned properties, our consolidated joint ventures and our unconsolidated funds and eliminating the share of Cash NOI attributable to third party investors:

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)	Total

Revenues	$160,051	$8,521	$17,475	$186,047
Operating Expenses	(51,000)	(2,914)	(6,146)	(60,060)
GAAP NOI	109,051	5,607	11,329	125,987
Less:
Straight-line rent	(1,779)	(1,140)	(257)	(3,176)
Revenue from below-market leases	(2,329)	(975)	(31)	(3,335)
Cash NOI	104,943	3,492	11,041	119,476
Share attributable to outside interests(3)		(1,262)	(4,064)	(5,326)
Our Share of Cash NOI(4)	$104,943	$2,230	$6,977	$114,150
_____________________________________

(1)
Represents the operating results of our consolidated joint ventures on a stand-alone basis (with property management fees excluded from operating expenses as a consolidating entry) for two consolidated joint ventures in which third party investors hold ownership interests. These joint ventures own a combined five Class A office properties, totaling 1.8 million square feet, in our submarkets. We are entitled to distributions based on invested capital as well as additional distributions based on cash NOI.  We also receive fees for property management and other services and reimbursement of certain acquisition expenses and certain other costs. The results for the quarter ended March 31, 2016 reflect only one month of the results from the Westwood portfolio and do not reflect the repayment of our bridge equity expected to occur during the second quarter.

(2)
Represents the operating results of our unconsolidated Funds on a stand-alone basis (with property management fees excluded from operating expenses as a consolidating entry) for two unconsolidated Funds which we manage and partially own and which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets. We are entitled to priority distributions in addition to distributions based on invested capital. We also receive a carried interest if the investors’ distributions exceed a hurdle rate, as well as fees and reimbursement of expenses for property management and other services and reimbursement of certain costs.

(3)	Deducts the share of Cash NOI attributable to interests other than our fully diluted equity interests.

(4)	Represents the share of Cash NOI attributable to our fully diluted equity interests.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

11                     Go to Table of Contents

Financial Results

Debt Balances (As of March 31, 2016, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Pro Forma Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Debt - Wholly Owned Subsidiaries

12/24/2016		$20,000	$20,000	3.57%	4/1/2016	(8)
4/2/2018		256,140	256,140	4.12%	4/1/2016	(8)
8/1/2018		530,000	530,000	3.74%	8/1/2016
8/5/2018	(4)	354,501	354,501	4.14%	--
2/1/2019	(4)	152,038	152,038	4.00%	--
6/5/2019	(5)	285,000	285,000	3.85%	--
10/1/2019		145,000	145,000	3.37%	4/1/2016	(8)
3/1/2020	(6)	349,070	349,070	4.46%	--
11/2/2020		388,080	388,080	3.65%	11/1/2017
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/2/2022		400,000	400,000	2.64%	11/1/2020
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
8/21/2020	(7)	290,000	50,000	LIBOR + 1.40%	--
Total Wholly Owned Debt		$3,907,229	$3,667,229

Consolidated Debt - Joint Ventures

3/1/2017		$15,740	$10,493	3.72%	4/1/2016	(8)
2/28/2023		580,000	174,000	2.37%	3/1/2021
Total Consolidated Debt	(9)	$4,502,969	$3,851,722

Unconsolidated Debt of our Funds

5/1/2018		$325,000	$222,980	2.35%	5/1/2017
3/1/2023		110,000	26,680	2.30%	3/1/2021
Total Unconsolidated Debt		$435,000	$249,660

Total Debt			$4,101,382

Except as otherwise noted below, each loan (including our revolving credit facility) is non-recourse, and secured by one or more separate collateral pools consisting of one or more properties, and requires monthly payments of interest only with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)
Eliminates the share of third parties through our joint ventures and funds. Assumes the closing of the purchase of our bridge investment in a consolidated joint venture, which is scheduled for the second quarter, with the proceeds used to pay down the credit line.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan fees.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Interest rate is fixed until March 1, 2018. Interest only until May 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(7)	$400.0 million revolving credit facility, with unused commitment fees between 0.15% to 0.20%

(8)
The loans will carry floating rate interest when the related swap matures as follows: $20 million loan, LIBOR + 1.45%; $256.1 million loan, LIBOR + 2%; $145 million loan, LIBOR + 1.25% and $15.7 million loan, LIBOR + 1.6%.

(9)
At March 31, 2016, the weighted average remaining life, including extension options, of our total consolidated term debt (excluding our revolving credit facility) was 4.6 years. For the $4.21 billion of term debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average (i) remaining life was 4.6 years, (ii) remaining period during which interest was fixed was 2.7 years, (iii) annual interest rate was 3.42% and (iv) effective interest rate was 3.57% (including the non-cash amortization of deferred loan costs). On our balance sheet, we carry our secured debt net of deferred loan fees in accordance with GAAP, as follows:

Total Consolidated Debt	$4,502,969
Deferred loan fees, net	(33,012)
Total Consolidated Debt, net	$4,469,957

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

12                     Go to Table of Contents

Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of March 31, 2016

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	9	1,861,339	10.8%	7,408,659	22.2%
Brentwood	14	1,672,849	9.7	3,356,126	49.8
Burbank	1	420,949	2.4	6,733,458	6.3
Century City	3	916,952	5.3	10,064,599	9.1
Honolulu	4	1,716,715	10.0	5,088,599	33.7
Olympic Corridor	5	1,098,078	6.4	3,524,632	31.2
Santa Monica	8	973,169	5.6	9,526,221	10.2
Sherman Oaks/Encino	13	3,602,989	20.9	6,171,530	58.4
Warner Center/Woodland Hills	3	2,856,448	16.6	7,203,647	39.7
Westwood	6	2,123,035	12.3	4,443,398	47.8
Total	66	17,242,523	100.0%	63,520,869	26.8%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

13                     Go to Table of Contents

Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of March 31, 2016

Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	97.2%	$74,420,910	$42.57	$3.55
Brentwood	97.2	61,517,034	38.49	3.21
Burbank	100.0	16,022,903	38.06	3.17
Century City	92.2	33,836,548	40.54	3.38
Honolulu(3)	86.2	47,593,295	32.97	2.75
Olympic Corridor	97.4	33,653,369	32.00	2.67
Santa Monica(4)	98.7	53,196,484	57.40	4.78
Sherman Oaks/Encino	93.3	106,773,625	33.15	2.76
Warner Center/Woodland Hills	84.5	65,090,166	28.09	2.34
Westwood	89.1	78,274,936	43.19	3.60
Total / Weighted Average	92.1%	$570,379,270	37.10	3.09

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended March 31, 2016				$0.06

_______________________________________________________________

(1)	Includes 296,715 square feet with respect to signed leases not yet commenced at March 31, 2016.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced at March 31, 2016).

(3)	Includes $2,796,991 of annualized rent attributable to a health club that we operate.

(4)	Includes $2,142,943 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

14                     Go to Table of Contents

Portfolio Data

Office Lease Diversification
Total Office Portfolio as of March 31, 2016

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,396	49.8%	1,931,553	12.6%	$70,824,694	12.4%
2,501-10,000	1,044	37.2	5,074,042	33.0	184,182,249	32.3
10,001-20,000	234	8.4	3,208,476	20.9	119,380,679	20.9
20,001-40,000	96	3.4	2,544,033	16.6	95,220,174	16.7
40,001-100,000	29	1.0	1,607,100	10.4	63,206,619	11.1
Greater than 100,000	5	0.2	1,009,721	6.5	37,564,855	6.6
Total	2,804	100.0%	15,374,925	100.0%	$570,379,270	100.0%

Our median tenant size is approximately 2,500 square feet and our average tenant size is approximately 5,400 square feet.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

15                     Go to Table of Contents

Portfolio Data

Office Lease Diversification
Total Office Portfolio as of March 31, 2016

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2016-2019	580,812	3.4%	$21,643,181	3.8%
William Morris Endeavor(3)	1	1	2027	184,995	1.1	9,539,067	1.7
Equinox Fitness(4)	6	5	2016-2033	182,201	1.1	6,959,135	1.2
UCLA(5)	16	6	2016-2026	150,261	0.9	6,282,571	1.1
Total	26	15		1,098,269	6.5%	$44,423,954	7.8%

(1) Expiration dates are per lease. Ranges reflects leases other than storage and similar leases.

(2) The square footage under these leases expire as follows: 150,000 square feet in 2016 (of which 101,000 square feet has been leased by an existing subtenant until 2023), 10,000 square feet in 2017 and 421,000 square feet in 2019.

(3) Tenant has an option to terminate this lease in 2022.

(4) The square footage under these leases expire as follows: 2,000 square feet in 2016, 44,000 square feet in 2018, 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027 and 30,000 square feet in 2033.

(5) The square footage under these leases expire as follows: 6,000 square feet in 2016, 37,000 square feet in 2017, 5,000 square feet in 2018, 7,000 square feet in 2019, 18,000 square feet in 2020, 41,000 square feet in 2021, 36,000 square feet in 2022, and 15,000 square feet in 2026.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

16                     Go to Table of Contents

Portfolio Data

Office Industry Diversification
Total Office Portfolio as of March 31, 2016

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	548	17.6%
Financial Services	357	13.7
Entertainment	206	13.7
Real Estate	242	9.8
Accounting & Consulting	331	9.5
Health Services	368	8.9
Retail	197	6.2
Technology	125	5.5
Insurance	110	4.9
Educational Services	47	2.9
Public Administration	92	2.5
Advertising	77	2.4
Other	104	2.4
Total	2,804	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

17                     Go to Table of Contents

Portfolio Data

Office Lease Expirations
Total Office Portfolio as of March 31, 2016
(1) Average of the percentage of leases at March 31, 2013, 2014, 2015 with the same remaining duration as the leases for the labeled year had at March 31, 2016. Acquisitions are included in the prior year average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2016	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	57	249,630	1.4%	$8,393,612	1.5%	$33.62	$33.62
2016	351	1,102,304	6.4	37,985,313	6.7	34.46	34.79
2017	635	2,699,093	15.7	95,008,358	16.7	35.20	36.37
2018	522	2,228,024	12.9	86,334,980	15.1	38.75	41.28
2019	368	2,032,128	11.8	73,641,116	12.9	36.24	39.47
2020	345	2,113,844	12.3	78,423,173	13.8	37.10	41.83
2021	234	1,620,769	9.4	61,018,681	10.7	37.65	44.01
2022	91	814,570	4.7	30,010,464	5.3	36.84	44.13
2023	73	929,399	5.4	32,174,911	5.6	34.62	43.37
2024	50	414,334	2.4	15,575,583	2.7	37.59	47.39
2025	36	443,069	2.6	19,002,309	3.3	42.89	56.68
Thereafter	42	727,761	4.2	32,810,770	5.7	45.08	62.39
Subtotal/Weighted Average	2,804	15,374,925	89.2%	570,379,270	100.0%	37.10	41.84
Signed leases not commenced		296,715	1.7
Available		1,365,491	7.9
Building Management Use		117,439	0.7
BOMA Adjustment(3)		87,953	0.5
Total/Weighted Average	2,804	17,242,523	100.0%	$570,379,270	100.0%	37.10	41.84

___________________________________________________

(1)	Represents annualized rent at March 31, 2016 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

18                     Go to Table of Contents

Portfolio Data

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of March 31, 2016

	Q2 2016	Q3 2016	Q4 2016	Q1 2017

Expiring Square Feet(1)	235,233	293,522	573,549	722,316
Percentage of Portfolio	1.4%	1.7%	3.3%	4.2%
Expiring Rent per Square Foot(2)	$34.10	$33.63	$35.67	$36.78

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q2 2016	Q3 2016	Q4 2016	Q1 2017

Beverly Hills	Expiring SF(1)	24,873	18,263	30,555	108,079
	Expiring Rent per SF(2)	$34.14	$43.99	$38.49	$39.84

Brentwood	Expiring SF(1)	48,652	62,810	43,877	112,440
	Expiring Rent per SF(2)	$36.57	$32.70	$39.29	$39.35

Century City	Expiring SF(1)	5,733	38,788	59,437	12,573
	Expiring Rent per SF(2)	$32.00	$36.89	$38.03	$38.63

Honolulu	Expiring SF(1)	27,110	29,384	77,818	25,718
	Expiring Rent per SF(2)	$33.79	$30.45	$33.40	$30.99

Olympic Corridor	Expiring SF(1)	1,610	29,353	74,581	35,661
	Expiring Rent per SF(2)	$31.20	$31.27	$30.41	$32.26

Santa Monica	Expiring SF(1)	4,212	11,343	23,762	18,207
	Expiring Rent per SF(2)	$40.59	$40.17	$48.46	$53.68

Sherman Oaks/Encino	Expiring SF(1)	66,534	71,696	171,331	207,829
	Expiring Rent per SF(2)	$31.86	$32.04	$33.99	$33.03

Warner Center/Woodland Hills	Expiring SF(1)	22,342	23,064	37,331	77,892
	Expiring Rent per SF(2)	$27.92	$27.91	$29.18	$30.95

Westwood	Expiring SF(1)	34,167	8,821	54,857	123,917
	Expiring Rent per SF(2)	$38.92	$42.44	$43.15	$41.55

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of March 31, 2016, other than 249,630 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

19                     Go to Table of Contents

Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended March 31, 2016

		Rentable Square feet	Percentage

Net Absorption During Quarter(1)		(64,266)	(0.41)%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	68	259,456	60
Renewal leases	108	411,421	46
All leases	176	670,877	51

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$38.51	$39.89	N/A
Prior leases for the same space	$31.48	$32.50	$35.99
Percentage change	22.3%	22.7%	7.0%	(3)

Average Office Lease Transaction Costs (Per Square Foot)(4)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$33.83	$6.79
Renewal leases signed during the quarter	$18.31	$4.81
All leases signed during the quarter	$24.31	$5.71

________________________________________________________________

(1)	We include net absorption with respect to acquisitions commencing with the quarter after the acquisition closes.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases signed during the quarter compared to the prior lease on the same space, excluding short term leases and leases on space where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases executed during the quarter and the expiring cash rent on the prior leases for the same space.

(4)	Represents the weighted average of tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

20                     Go to Table of Contents

Portfolio Data

Multifamily Portfolio Summary
as of March 31, 2016

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,566	47
Santa Monica	2	820	25
Total	10	3,336	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	100.0%	$28,275,960	$2,480
Honolulu	98.5	33,061,524	1,786
Santa Monica(1)	99.8	26,735,352	2,724
Total / Weighted Average	99.3%	$88,072,836	2,217

Recurring Multifamily Capital Expenditures per Unit

For the three months ended March 31, 2016	$93

________________________________________________________________

(1)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $350,880.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

21                     Go to Table of Contents

Developments

Multifamily Development Projects
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including the new entry and common area facilities, the new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units (net)	Estimated Cost	Anticipated Delivery of First Units
475	$120 million	Late 2017
We are adding 475 units (net of existing units removed) to our Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The $120 million estimated cost of the new units does not include the cost of the land which we owned before beginning the project. We also plan to invest additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	2017	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning ocean views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or unanticipated delays. The $120 - $140 million estimated cost does not include the cost of the land or the existing underground parking garage, both of which we owned before beginning the project.

NOTES:

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

(2)	Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

22                     Go to Table of Contents

Guidance

2016 OUTLOOK

Metric	2016 Guidance
Funds From Operations (FFO)	$1.74 to $1.80 per share
Adjusted Funds From Operations (AFFO)	$1.38 to $1.44 per share

Although not exhaustive, the following list is representative of certain of the assumptions we used in providing this guidance:

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy	Based on our total office portfolio and reflects the impact of the acquisition of the Westwood portfolio, which had more vacancy than our average Core Los Angeles properties.	90% to 91.5%	Unchanged
Residential Leased Rate	We manage our apartment portfolio to be fully leased as a result of supply constraints and rent control in our markets.	Essentially Fully Leased	Unchanged
Same Property Cash NOI	Includes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase of 4.5% to 5.5%	Revised
Core Same Property Cash NOI	Excludes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase of 5.5% to 6.5%	Revised
Revenue from Above/Below Market Leases		$15 to $18 million	Revised
Straight-Line Revenue		$13 to $15 million	Revised
G&A		$32 to $35 million	Unchanged
Interest Expense		$147 to $150 million	Revised
Weighted Average Fully Diluted Share Equivalents	Range based on variations in our average stock price and does not assume any new stock offerings.	178 to 179 million	Unchanged
Other Income (net)	Excludes the impact of any special items.	$1.5 to 2.5 million	Revised

Except as disclosed, our guidance does not include the impact from possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Only a few of our assumptions underlying our guidance are noted above, and our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

23                     Go to Table of Contents

Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and our ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs AFFO. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date (does not include 296,715 square feet with respect to signed leases not yet commenced at March 31, 2016) and expiring after the reporting date.  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent recovered from insurance.

Average Occupancy Rates: Calculated by averaging the occupancy rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the occupancy rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Diluted Shares:  We include common stock and other convertible equity instruments, but not units in our Operating Partnership, in calculating diluted shares.

Fully Diluted Shares:  We include common stock and other convertible equity instruments, as well as units in our Operating Partnership, in calculating fully diluted shares

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs FFO.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: Refers to accounting principles generally accepted in the United States.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expenses attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
GAAP basis NOI: is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

24                     Go to Table of Contents

Definitions

•	Cash basis NOI: is calculated by excluding from the GAAP basis NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.

 We provide NOI as a supplemental performance measure because, by excluding the adjustments listed above, some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of March 31, 2016.

Properties Owned:  Our "Consolidated Portfolio" includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of these properties except for five office properties totaling approximately 1.8 million square feet, which we own through two consolidated joint ventures. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Recurring Capital Expenditures: Building improvements and leasing costs required to maintain current revenues once a property has been stabilized, generally excluding capital expenditures and leasing costs for items such as acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on the BOMA remeasurement.  At March 31, 2016, total consists of 15,671,640 leased square feet (including 296,715 square feet with respect to signed leases not commenced), 1,365,491 available square feet, 117,439 building management use square feet and 87,953 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared.  We excluded from our same property set for this quarter any properties (i) acquired on or after January 1, 2015; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2015; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2015. Our same properties for 2016 include all of our consolidated properties other than (i) four office properties totaling approximately 1.7 million square feet which we acquired during the first quarter of 2016 through the Westwood Joint Venture, (ii) a 227,000 square foot office property that we acquired in March 2015, (ii) a 696 unit multifamily property in Honolulu where we expect to add a net additional 475 units, (iii) a 661,000 square foot office property which included a 35,000 square foot gym which is undergoing a repositioning, (vi) a 79,000 square foot office property in Honolulu (a joint venture in which we own a 66.67% interest) undergoing a repositioning and (v) a 168,000 square foot office property which is classified as held for sale.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of March 31, 2016, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

25                     Go to Table of Contents